Exhibit 10.2

Transition Agreement

THIS TRANSITION AGREEMENT (this “Agreement”), dated as of [_______] (the “Effective Date”), is entered into by and between NBH Bank, a Colorado state-chartered bank and National Bank Holdings Corporation, a Delaware corporation (collectively, the “Company”), and [_______] (the “Executive”).

WHEREAS, the Executive served as [_______] of the Company;

WHEREAS, the Executive shall resign from the Company, effective as of [_______] (the “Resignation Date”);

WHEREAS, the Board of Directors of the Company (the “Board”) and the Executive have mutually determined that, to ensure an orderly transition of the Executive’s duties and responsibilities, the Executive should continue to carry the title of [_______] as of the Effective Date, which position is a non-executive, non-officer employee until the Resignation Date as further described herein;

WHEREAS, the Company and the Executive are parties to that certain Change of Control Agreement, dated as of [_______] (the “Change of Control Agreement”); and

WHEREAS, the Company and the Executive now desire to enter into a mutually satisfactory arrangement concerning, among other things, the Executive’s transition to a non-executive, non-officer advisory role effective as of the Effective Date, and employment by the Company through the Resignation Date, and other matters related thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1.Effectiveness. This Agreement shall become binding and enforceable as of the Effective Date, subject to its execution by the Executive and the Company and the Executive’s continued employment.
2.Transition Period. The term of the Executive’s employment hereunder shall commence on the Effective Date and end on the Resignation Date (the “Transition Period”), unless terminated earlier pursuant to Section 5.
3.Position; Duties.
(a)Resignation of Officer and Director Positions. Effective as of the close of business on the Effective Date, by virtue of executing this Agreement and without any further action by the Executive, the Executive hereby resigns his/her positions as [_______] of the Company and as a member of the board of directors of, and/or as a manager of, any of the Company’s affiliates, but not as an employee of the Company.
(b)Position and Duties During Transition Period. During the Transition Period, the Executive shall continue as a non-executive, non-officer employee of the Company,

reporting to the Chief Executive Officer of the Company, and shall perform such advisory duties and services as reasonably directed by the Chief Executive Officer of the Company, with a focus on providing direction on specific enumerated projects detailed by the CEO.
(c)Acknowledgments. The Executive acknowledges and agrees that for purposes of all plans, agreements, policies, and arrangements of the Company and its affiliates in which the Executive participated or to which the Executive was a party (including, without limitation, the Change of Control Agreement), the resignation of the Executive from his/her officer and director positions with the Company and its affiliates on the Effective Date and the Executive’s ceasing to be employed by the Company on the Resignation Date shall, in each case, be a voluntary resignation and separation, as applicable. Moreover, in the case of any such plan, agreement, policy, or arrangement that includes the concept of resignation with “good reason” or a similar term of like meaning, the Executive agrees that such resignations on the Effective Date and the Executive’s resignation on the Resignation Date shall be considered to have been made without “Good Reason” or such similar term. The Executive understands and agrees that for purposes of the Change of Control Agreement, Executive’s failure to voluntarily resign his/her employment on or before [_______], as provided for in this Agreement, shall constitute “Cause” under which the Company may terminate his/her employment effective [_______]. Such termination would not trigger any “Cure Period” in any agreement (including the Change of Control Agreement) and would be effective on [_______].
4.Compensation and Benefits. During the Transition Period, subject to the Executive’s continued employment with the Company and his/her compliance with the terms of this Agreement:
(a)Base Salary. The Executive shall receive a base salary at an annual rate of [_______], which base salary shall be paid in accordance with the Company’s normal payroll practices.
(b)[_______] Annual Incentive Payment. The Executive shall be eligible for a prorated annual cash incentive payment pursuant to the terms of the Company’s annual cash incentive plan applicable to the Executive as of the date hereof for the [_______] calendar year based on actual performance of the Company pursuant to the current terms of such plan, the bonus criteria previously established by the Board, and the number of days elapsed in [_______] through [_______], which prorated amount (if any) shall be payable at the same time annual incentive payments are payable to employees of the Company generally (other than any portion of such annual incentive payment that was previously deferred by the Executive, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder).
(c)Outstanding Equity Awards. For the avoidance of doubt, the outstanding equity awards held by the Executive as of the Effective Date shall continue to vest in accordance with their respective terms during the Transition Period.
(d)No Other Incentive Compensation. Other than as set forth in Sections 4(b) and 4(c), the Executive shall not be eligible for payments or awards under the Company’s cash or equity incentive plans.

(e)Employee Benefits. During the Transition Period, the Executive shall continue to be provided with employee benefits, fringe benefits, and perquisites that are provided to employees of the Company generally from time to time.
(f)Expense Reimbursement. During the Transition Period, the Company shall reimburse the Executive for all reasonable expenses incurred by him/her in the performance of his/her duties in accordance with the Company’s policies as in effect from time to time.
(g)Eligibility for Rehire. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall: (i) affect the ability of the Executive and the Company to negotiate mutually agreeable terms of employment related to other positions within the Company, or (b) cause the Executive to be ineligible for rehire by the Company.
5.Termination of Employment.
(a)Resignation. The Executive’s employment with the Company shall, by virtue of executing this Agreement and without any further action by the Company or the Executive, terminate on the Resignation Date.
(b)Death. The Executive’s employment shall terminate automatically upon the Executive’s death during the Transition Period.
(c)By the Company. The Company may terminate the Executive’s employment during the Transition Period with Cause. For purposes of this Agreement, “Cause” has the meaning set forth in the Change of Control Agreement.
(d)By the Executive. The Executive may terminate the Executive’s employment during the Transition Period for any or no reason.
(e)Notice of Termination. Any termination by the Company with Cause, or by the Executive for any or no reason, shall be communicated by notice of termination to the other party hereto given in accordance with Section 9(h) (a “Notice of Termination”).
(f)Date of Termination. For purposes of this Agreement, “Date of Termination” means: (i) if the Executive’s employment is terminated by the Executive, a date that is no earlier than 30 days, and no later than 60 days, following receipt by the Company of a Notice of Termination; (ii) if the Executive’s employment is terminated by the Company with Cause, the date on which the Company, after providing for the Executive’s cure period, if applicable, notifies the Executive of such termination; (iii) if the Executive’s employment is terminated by reason of death, the date of death; and (iv) if the Executive’s employment terminates in accordance with Section 5(a), the Resignation Date.
6.Obligations of the Company upon Termination. Upon any termination of the Executive’s employment during or upon completion of the Transition Period, the Company shall pay or provide to the Executive the following: (a) a lump sum cash payment consisting of the Executive’s base salary through the Date of Termination to the extent not yet paid; and (b) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, or practice or contract or agreement of the Company and its affiliates through the Date of Termination (including, without limitation, any equity or incentive compensation plan), and shall pay such unreimbursed expenses incurred through the Date of Termination as are subject to reimbursement pursuant to Section 4(f).
7.Change in Control. Executive acknowledges that he/she shall not be entitled to any payment in connection with a Change of Control. For purposes of this Agreement, “Change in Control” has the meaning set forth in the Change of Control Agreement.
8.Restrictive Covenants; Clawback and Recoupment. The Executive and the Company acknowledge and agree that the restrictive covenants set forth in Section 8 of the Change of Control Agreement shall remain in full force and effect following the Date of Termination in accordance with their respective terms.
9.Miscellaneous.
(a)Successors and Assigns. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement and any rights and benefits hereunder shall inure to the benefit of and be enforceable by the Executive’s legal representatives, heirs, or legatees. This Agreement and any rights and benefits hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to satisfy all of the obligations under this Agreement in the same manner and to the same extent that the Company would be required to satisfy such obligations if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.
(b)Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local, or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(c)Governing Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Colorado, without regard to the conflict of law provisions of any state.
(d)Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than a controversy or claim arising under Section 8) that is not resolved by the Executive and the Company shall be submitted to arbitration in a location selected by the Company in accordance with Colorado law and the procedures of the American Arbitration Association. The determination of the arbitrator shall be conclusive and binding on the Company and the Executive and judgment may be entered on the arbitrator(s)’ awards in any court having competent jurisdiction.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this

Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).
(f)Amendment; Entire Agreement. No provision of this Agreement may be amended, modified, waived, or discharged unless such amendment, modification, waiver, or discharge is agreed to in writing and such writing is signed by the Company and the Executive. From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including, without limitation, the Change of Control Agreement (except as explicitly provided in Section 2(c) (definitions of Cause and Good Reason) and Section 8 (restrictive covenants).
(g)Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, shall operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.
(h)Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

if to the Executive:

At the address most recently on the books and records of the Company.

if to the Company:

National Bank Holdings Corporation
7800 East Orchard Road, Suite 300
Greenwood Village, Colorado 80111
Attention: Legal Department

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(i)Headings. The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(j)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

NATIONAL BANK HOLDINGS CORPORATION

By:
 Name:
Title:

NBH BANK

By:
 Name:
Title:

[Executive Name]

[Signature Page to Transition Agreement]